Exhibit 10.26

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of July 25, 2012 (this “Amendment”), is entered into by and among AGY HOLDING CORP., a Delaware corporation (“AGY Holdings”), AGY AIKEN LLC, a Delaware limited liability company (“AGY Aiken”), and AGY HUNTINGDON LLC, a Delaware limited liability company (“AGY Huntingdon”, and together with AGY Holdings and AGY Aiken, collectively, “Borrowers”), the financial institutions party to this Amendment from time to time as lenders (collectively, “Lenders”), and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders (in such capacity, “Agent”), as consented to by KAGY HOLDING COMPANY, INC., a Delaware corporation (“Guarantor”).

RECITALS

A. Borrowers, Agent and Lenders are party to that certain Second Amended and Restated Loan and Security Agreement dated as of June 15, 2012 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders agreed to extend credit to the Borrowers.

B. Guarantor has guaranteed the payment and performance of the indebtedness, obligations and liabilities of the Borrowers owed to Lenders and Agent.

C. Borrowers wish to enter into that certain Amended and Restated Master Lease Agreement dated as of June 15, 2012 (the “Amended DB Lease Agreement”), by and among AGY Holdings, as lessee, AGY Aiken and AGY Huntingdon, as guarantors and DB Energy Trading, as lessor, which would amend and restate in its entirety the DB Lease Agreement, and Agent and Lenders are willing to consent thereto, subject to the terms and conditions set forth herein.

D. Borrowers, Agent and Lenders are desirous of making certain specific amendments to the Loan Agreement, as and to the limited extent expressly set forth herein.

E. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, Borrowers by Lenders, the parties hereto hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Loan Agreement.

2. Consent to Amended DB Lease Agreement. Agent and Lenders hereby consent to the execution and delivery of the Amended DB Lease Agreement.

3. Amendments to Loan Agreement.

3.1. Amendment to Section 1.1 (Definitions; Rules of Construction). Section 1.1 of the Loan Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Business Plan: the “3 Year Plan” as set forth in that certain “Presentation to Deutsche Bank” dated as of April 25, 2012.”

“First Amendment Effective Date: July 25, 2012.”

3.2. Amendment to Section 1.1 (Definitions; Rules of Construction). Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “DB Acknowledgment Agreement” in its entirety as follows:

“DB Acknowledgment Agreement: that certain Amended and Restated Acknowledgment Agreement dated as of July 25, 2012, by and among Agent, DB Energy Trading LLC and Borrowers, and any amendments thereto.”

3.3. Amendment to Section 1.1 (Definitions; Rules of Construction). Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “DB Lease Agreement” in its entirety as follows:

“DB Lease Agreement: that certain Amended and Restated Master Lease Agreement dated as of July 25, 2012, by and among AGY Holdings, as lessee, AGY Aiken and AGY Huntingdon, as guarantors and DB Energy Trading LLC, as lessor, including any schedules, addendums, supplements or sub-leases thereto, and any amendments, extensions, replacements and refinancings thereof.”

3.4. Amendment to Section 1.1 (Definitions; Rules of Construction). Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the “or” at the end of clause (g) of the definition of “Permitted Contingent Obligations”, (ii) deleting the “.” at the end of clause (h) thereof and replacing it with “; or”, and (iii) adding the following as new clause (i) at the end thereof:

“(i) arising from the guaranty by AGY Aiken and AGY Huntingdon of certain obligations of AGY Holdings under the DB Lease Agreement.”

3.5. Amendment to Section 10.1.2 (Financial and Other Information). Section 10.1.2 of the Loan Agreement is hereby amended by (i) deleting the “;” at the end of clause (a) thereof, and (ii) adding the following to the end of clause (a) thereof: “and management’s discussion and analysis of the important operational and financial developments during such Fiscal Year;”.

3.6. Amendment to Section 10.1.2 (Financial and Other Information). Section 10.1.2 of the Loan Agreement is hereby further amended by deleting the words “for the preceding Fiscal Year “ in clause (b) thereof, and replacing then with the following: “(x) for the preceding Fiscal Year and (y) as set forth in the Business Plan (which Business Plan comparison, in the case of the third month of any quarter, shall include a summary for such quarter)”.

3.7. Amendment to Section 10.1.2 (Financial and Other Information). Section 10.1.2 of the Loan Agreement is hereby further amended by: (i) deleting the “;” at the end of clause (c) thereof, and (ii) adding the following to the end of clause (c) thereof: “and management’s discussion and analysis of the important operational and financial developments during such quarter;”.

3.8. Amendment to Section 10.1.2 (Financial and Other Information). Section 10.1.2 of the Loan Agreement is hereby amended by deleting the words “clauses (a) and (b) above” from clause (d) thereof and replacing them with the following: “clauses (a), (b) and (c) above”.

3.9. Amendment to Section 10.1.9 (Future Subsidiaries). Section 10.1.9 of the Loan Agreement is hereby amended by inserting the following before the word “cause” in the first sentence thereof: “within five (5) days”.

3.10. Amendment to Section 10.2.2 (Permitted Liens). Section 10.2.2 of the Loan Agreement is hereby amended by amending and restating subsection (k) thereof as follows:

“(k) Liens securing obligations under the DB Lease Agreement as in effect on the First Amendment Effective Date, provided that any such Liens attach only to the Specified Assets (as defined in the DB Lease Agreement on the First Amendment Effective Date), as applicable, and do not encumber any other property of the Loan Parties;”.

3.11. Amendment to Section 10.2 (Negative Covenant). Section 10.2 of the Loan Agreement is hereby amended by adding Section 10.2.23 to the end thereof as follows:

“10.2.23 Consolidated Fully Adjusted EBITDA. So long as the financial covenant regarding Consolidated Fully Adjusted EBITDA (as defined in the DB Lease Agreement as in effect on the First Amendment Effective Date) in Section 10.2(d) of the DB Lease Agreement is in effect, permit the Consolidated Fully Adjusted EBITDA for the twelve month period ending on each date listed in the table below to be less than the minimum amount set forth opposite such date:

Period	Amount
June 30, 2012	$16,500,000
September 30, 2012	$17,250,000
December 31, 2012	$17,750,000
March 31, 2013	$18,250,000	”

4. Conditions Precedent to Effectiveness. The effectiveness of the consent set forth in Section 2 hereof and the specific amendments set forth in Section 3 hereof is subject to the satisfaction of each of the following conditions precedent:

4.1. Amendment. This Amendment shall have been duly executed and delivered by each Borrower, Guarantor, Agent and Required Lenders.

4.2. Amended DB Lease Agreement. The Amended DB Lease Agreement, in form and substance satisfactory to the Agent, shall have been duly executed and delivered by the parties thereto.

4.3. Amended and Restated DB Acknowledgment Agreement. The Agent, DB Energy Trading LLC and Borrowers shall have duly executed and delivered an amendment and restatement of the DB Acknowledgment Agreement, in form and substance satisfactory to the Agent.

4.4. Other Documents. Agent shall have received such other agreements, instruments and documents as Agent may reasonably request.

5. Representations and Warranties of Borrowers. Borrowers hereby represent and warrant to the Lenders and the Agent that:

5.1. Each representation and warranty set forth in Section 9 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof (except to the extent that any such representations or warranties relate to an earlier specific date or dates);

5.2. Each Borrower has the power and authority to enter into this Amendment and all other agreements contemplated hereby, and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by such Borrower;

5.3. Each of this Amendment and all other agreements to be executed by each Borrower and contemplated hereby has been duly authorized (by all necessary corporate and limited liability company action and otherwise), validly executed and delivered by Borrowers and constitutes the legal, valid and binding obligations of each Borrower, enforceable against it in accordance with its terms;

5.4. The execution and delivery of this Amendment and all other agreements to be executed by Borrowers and contemplated hereby and Borrowers’ performance hereunder and thereunder do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with any Borrower’s certificate of formation or organization (as applicable) or the provisions of any statute, or any judgment, order, or indenture, instrument, agreement, or undertaking, to which any Borrower is a party or by which any Borrower or its assets or properties are or may become bound;

5.5. Neither the execution nor the performance of the Amended DB Lease Agreement violates, conflicts with, or causes a default under the Senior Second Lien Note Indenture or any other Senior Second Lien Note Document; and

5.6. No Default or Event of Default has occurred and is continuing on the date hereof.

6. No Further Amendments. Except for the amendments set forth herein, the text of each of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. No waiver by the Lenders under the Loan Agreement or any other Loan Document is granted or intended except as expressly set forth herein, and the Agent and Lenders expressly reserve the right to require strict compliance with the terms of each of the Loan Agreement and the other Loan Documents in all respects.

7. References in Security Documents. All references to the “Loan Agreement” in the Security Documents and all other Loan Documents shall from and after the effective date hereof refer to the Loan Agreement, as amended hereby, and all obligations of Borrowers and Guarantor under the Loan Agreement, as amended hereby, and the other Loan Documents shall be secured by and be entitled to the benefits of said Security Documents and such other documents and agreements. All Security Documents heretofore executed by the Obligors and each of them shall remain in full force and effect to secure the Notes, and such Security Documents, as amended hereby, are hereby ratified and affirmed.

8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic transmission shall be as effective as delivery of a manually executed counterpart signature page to this Amendment.

9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

10. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

11. Fees and Legal Fees. The Borrowers hereby agree to pay to the Agent all reasonable fees and reasonable expenses incurred by the Agent in the drafting, review, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of the Agent’s counsel.

12. Reaffirmation. Except as amended hereby, each of the Loan Documents shall remain in full force and effect and is in all respects hereby ratified and affirmed.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

AGY HOLDING CORP.

By:
Title:

AGY AIKEN LLC

By:
Title:

AGY HUNTINGDON LLC

By:
Title:

AGENT AND LENDERS:

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:
Title:

By:
Title:

UBS LOAN FINANCE LLC, as a Lender

By:
Title:

By:
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CONSENT BY GUARANTOR

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned, which executed and delivered the Guarantee, hereby consents to the Borrowers’ execution, delivery and performance of the foregoing Amendment and hereby ratifies and affirms the Guarantee, which shall remain in full force and effect and shall apply to, secure and guaranty the payment and performance of the Loan Agreement, as amended by the foregoing Amendment, and as the same may hereinafter be amended from time to time.

Dated as of the date first above written.

KAGY HOLDING COMPANY, INC.

By:
Title: